UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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YOUNG INNOVATIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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YOUNG INNOVATIONS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on May 8, 2007

TO OUR SHAREHOLDERS:

Our Annual Meeting will be held at The University Club of Chicago, 75 East Monroe Street, Chicago, Illinois, 60603, on May 8, 2007, at 9:00 A.M., central time, for the following purposes:

1.     To elect five Directors to serve until the Annual Meeting in 2008 or until their successors are duly elected and qualified; and

2.     To consider and transact such other business as may properly come before the meeting.

Only shareholders whose names appear of record at the close of business on March 15, 2007 are entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof.

By Order of the Board of Directors,

Alfred E. Brennan
Vice Chairman of the Board of Directors and
Chief Executive Officer

April 9, 2007

Earth City, Missouri

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU INTEND TO BE PRESENT, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE STAMPED AND ADDRESSED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. SHAREHOLDERS CAN HELP THE COMPANY AVOID UNNECESSARY EXPENSE AND DELAY BY PROMPTLY RETURNING THE ENCLOSED PROXY CARD. THE PRESENCE, IN PERSON OR BY PROPERLY EXECUTED PROXY, OF A MAJORITY OF THE COMMON STOCK OUTSTANDING ON THE RECORD DATE IS NECESSARY TO CONSTITUTE A QUORUM AT THE ANNUAL MEETING.

YOUNG INNOVATIONS, INC.
13705 Shoreline Court East
Earth City, Missouri 63045

PROXY STATEMENT

Annual Meeting of Shareholders to be held May 8, 2007

About the 2007 Annual Meeting

This Proxy Statement is being furnished to the common shareholders of Young Innovations, Inc. (the “Company”) on or about April 9, 2007 in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the annual meeting of shareholders (the “Annual Meeting”) to be held on May 8, 2007 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting, and at any adjournment or postponement of that meeting. The Annual Report to Shareholders for fiscal year 2006 accompanies this Proxy Statement. If you did not receive a copy of the report, you may obtain one by writing to the Secretary of the Company. The Proxy Statement and the 2006 Annual Report are also available on the Company’s website at www.ydnt.com.

Voting Procedures

Holders of shares of common stock, par value $0.01 per share (“Shares” or the “Common Stock”), of the Company at its close of business on March 15, 2007 (the “Record Date”) will be entitled to receive notice of and vote at the Annual Meeting. On the Record Date, 9,003,366 shares of Common Stock were outstanding. Holders of Common Stock (the “Shareholders”) are entitled to one vote per share of Common Stock they held of record on the Record Date on each matter that may properly come before the Annual Meeting.

The election of each Director requires the affirmative vote of holders of a majority of the Shares represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes are counted in the number of shares present in person or represented by proxy for purposes of determining whether a quorum is present, but not for purposes of election of directors.

A broker non-vote occurs when a broker holding shares registered in street name is permitted to vote, in the broker’s discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote on the non-routine matter.  Under the rules and regulations of the primary trading markets applicable to most brokers, the election of directors is a routine matter on which a broker has the discretion to vote if instructions are not received from the client in a timely manner.

Shareholders of record on the Record Date are entitled to cast their votes in person or by properly executed proxy at the Annual Meeting. The presence, in person or by properly executed proxy, of a majority of the Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. If a quorum is not present at the time the Annual Meeting is convened, the Company may adjourn or postpone the Annual Meeting.

All Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted FOR the election of the Board’s director nominees. The Board of Directors of the Company does not know of any matters, other than the matters described in the Notice of Annual Meeting attached to this Proxy Statement that will come before the Annual Meeting.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the Annual Meeting, a written notice of revocation bearing a date later than the date of the proxy, (ii) duly executing and dating a subsequent proxy relating to the Common Stock and delivering it to the Secretary of the Company at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to: Young Innovations, Inc., 13705 Shoreline Court East, Earth City, Missouri 63045, Attention: Secretary (telephone number (314) 344-0010).

The proxies are solicited by the Board of Directors of the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone or facsimile transmission, by directors, officers or employees of the Company or persons employed by the Company for the purpose of soliciting proxies. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the soliciting material to the beneficial owners of Common Stock held of record by such persons, and will be reimbursed for expenses incurred therewith. The cost of solicitation of proxies will be borne by the Company.

The date of this Proxy Statement is April 9, 2007.

PROPOSAL 1:  ELECTION OF DIRECTORS

Pursuant to our By-laws, our Directors are elected annually and hold office until their successors are duly elected and qualified.

It is intended that the proxies (except proxies marked to the contrary) will be voted for the nominees listed below. It is expected that the nominees will serve; but if any nominee declines or is unable to serve for any unforeseen cause, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies.

The following table sets forth the names, ages, principal occupations and other information respecting the director nominees:

Director	Age	Principal Occupation During Past 5 Years
George E. Richmond	73

Chairman of the Board since 1997, Chief Executive Officer from 1995 to 2002, Director of the Company since its organization in 1995, and President of Young Dental Manufacturing Company (“Young Dental”) (predecessor to the Company) from 1961 until 1997.

Alfred E. Brennan	54

Vice Chairman since July 2004 and Chief Executive Officer since January 2002, President from July 1998 to July 2004, Chief Operating Officer of the Company from October 1997 to May 2002, and Director of the Company since August 1997.

Brian F. Bremer(1)(2)(3)	70	Director of the Company since May 1999. Partner in CroBern Management Partnership, a venture capital investment group, since 1995.
Patrick J. Ferrillo, Jr.(1)(2)(3)	55

Director of the Company since October 2004. Dean of the Arthur A. Dugoni School of Dentistry in San Francisco since 2006. Vice Provost and Dean of the University of Nevada—Las Vegas School of Dental Medicine from 2002 to 2006.

Richard J. Bliss(1)(2)(3)	55	Director of the Company since January 2007. Managing Partner in Godfrey & Kahn S.C., a law firm, since 1995.

(1)          Member of Audit Committee.

(2)          Member of Compensation Committee.

(3)          Member of Nominating Committee.

RECOMMENDATION OF THE BOARD

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR PROPOSAL 1 TO APPROVE THE BOARD OF DIRECTORS’ SLATE OF NOMINEES STANDING FOR ELECTION. UNLESS INDICATED OTHERWISE BY YOUR PROXY VOTE, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE FIVE NOMINEES AS DIRECTORS.

SECURITIES BENEFICIALLY OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth information as of March 15, 2007, concerning the beneficial ownership of Common Stock by (i) each Director and Director nominee, each of the executive officers named in the Summary Compensation Table included in this Proxy Statement, all Directors, Director nominees and executive officers as a group, and (ii) all persons known by the Company to be the beneficial owners of five percent or more of the Common Stock. On March 15, 2007, there were 9,003,366 shares of Common Stock issued and outstanding. The address of each Director, Director nominee and executive officer listed below is Young Innovations, Inc., 13705 Shoreline Court East, Earth City, Missouri 63045.

	Name and Address	Number of Shares Beneficially Owned(1)	Percent of Class
(i)	George E. Richmond(2)	3,199,654	36%
	Alfred E. Brennan(3)	388,578	4%
	Arthur L. Herbst, Jr.(4)	341,231	4%
	Brian F. Bremer(5)	17,500	*
	Patrick J. Ferrillo, Jr.(6)	5,000	*
	Christine R. Boehning(7)	31,700	*
	Daniel J. Tarullo(8)	32,250	*
	Stephen T. Yaggy(9)	50,150	*
	All Directors, Director nominees and executive officers as a group (8 persons)	4,066,063	45%
(ii)	FMR Corp.(10)	860,776	10%
	82 Devonshire Street
	Boston, MA 02109
	Neuberger Berman, Inc.(11)	820,333	9%
	605 Third Avenue
	New York, NY 10158-3698
	Eaton Vance Corp.(12)	731,312	8%
	255 State Street
	Boston, MA 02109
	Royce & Associates, LLC(13)	575,680	6%
	1414 Avenue of the Americas
	New York, NY 10019

*                    Less than 1.0%.

(1)          Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person has or shares sole voting power and/or investment power. Except as otherwise indicated, all shares are held of record with sole voting and investment power. Pursuant to the rules of the Securities and Exchange Commission, certain shares of the Company’s Common Stock which a person has the right to acquire within sixty days pursuant to the exercise of stock options and warrants are deemed to be outstanding for the purpose of computing beneficial ownership and the percentage ownership of that person, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. All directors and executive officers as a group hold options to purchase an aggregate of 649,574 shares of Common Stock, which are exercisable within sixty days.

(2)          Includes 1,108,327 shares held in a revocable trust as to which Mr. George E. Richmond has sole voting and dispositive power and 2,085,357 shares held in a trust as to which Mr. Richmond is a co-trustee and has sole voting power and shared dispositive power. Includes 5,970 shares held by the Richmond Foundation for which Mr. Richmond, its President, has sole voting and dispositive power. Excludes 1,102 shares owned by Mr. Richmond’s spouse.

(3)          Includes 99,018 shares owned directly by Mr. Brennan, including 40,000 shares of restricted stock which vest over the next five years and 17,200 shares of restricted stock which vest over the next three years to which Mr. Brennan has voting power. Also includes 289,560 shares of Common Stock issuable to Mr. Brennan that may be acquired pursuant to stock options exercisable within sixty days. Excludes 4,500 shares held in trust for Mr. Brennan’s children over which Mr. Brennan does not have voting or dispositive power.

(4)          Includes 107,217 shares owned directly by Mr. Herbst, including 40,000 shares of restricted stock which vest over the next five years and 17,200 shares of restricted stock which vest over the next three years to which Mr. Herbst has voting power, 232,514 shares of Common Stock issuable to Mr. Herbst that may be acquired pursuant to stock options exercisable within sixty days, and 1,500 shares owned by Mr. Herbst’s daughters over which Mr. Herbst has voting and dispositive powers. Excludes 1,875 shares owned by Mr. Herbst’s spouse.

(5)          Includes 5,000 shares owned directly by Mr. Bremer and 12,500 shares of Common Stock issuable to Mr. Bremer that may be acquired pursuant   to stock options exercisable within sixty days.

(6)          Includes 5,000 shares of Common Stock issuable to Dr. Ferrillo that may be acquired pursuant to stock options exercisable within sixty days.

(7)          Includes 1,700 shares owned by Ms. Boehning, all of which are shares of restricted stock which vest over the next three years. Also includes 30,000 shares of Common Stock issuable to Ms. Boehning that may be acquired pursuant to stock options exercisable within sixty days.

(8)          Includes 2,250 shares of Common Stock owned by Mr. Tarullo, including 1,700 shares of restricted stock which vest over the next three years. Also includes 30,000 shares of Common Stock issuable to Mr. Tarullo that may be acquired pursuant to stock options exercisable within sixty days.

(9)          Includes 150 shares of Common Stock owned by Mr. Yaggy and 50,000 shares of Common Stock issuable to Mr. Yaggy that may be acquired pursuant to stock options exercisable within sixty days.

(10)   Based on a Schedule 13G filed by FMR Corp. with the Securities and Exchange Commission dated February 14, 2007.

(11)   Based on a Schedule 13G filed by Neuberger Berman, Inc. with the Securities and Exchange Commission dated February 13, 2007. Neuberger Berman has sole voting power with respect to 166,306 shares and shared voting power with respect to 326,853 shares.

(12)   Based on a Schedule 13G filed by Eaton Vance Corp. with the Securities and Exchange Commission dated January 29, 2007.

(13)   Based on a Schedule 13G filed by Royce & Associates, Inc. with the Securities and Exchange Commission dated January 25, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than ten percent of the Company’s Common Stock, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on a review of the copies of such forms furnished to the Company and written representations from the Company’s executive officers and directors, to the knowledge of the Company, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during 2006, except as follows: Alfred E. Brennan filed one late Form 4, reporting four transactions (two exercises of stock options and two sales of stock in May 2006). In 2007, Alfred E. Brennan, Arthur L. Herbst, Christine R. Boehning and Daniel J. Tarullo each filed one late Form 4, reporting the award of restricted stock and, with respect to Mr. Tarullo and Ms. Boehning, the grant of stock options on February 16, 2007.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors is comprised of five members, of which three are independent directors, and thus comprise the majority of the Board. In general, the Board of Directors determines whether a director is independent by following the guidelines of Nasdaq and the rules and regulations of the Securities and Exchange Commission (“SEC”), in addition to those other factors it may deem relevant. The Board of Directors has determined that the independent directors are Brian F. Bremer, Patrick J. Ferrillo, Jr., and Richard J. Bliss.

Board Meetings and Committees

The Board of Directors met five times during 2006. Independent directors of the Company meet regularly in conjunction with regularly scheduled meetings of the Board of Directors. The independent directors also held one additional telephonic meeting in 2006. In September 2006, Marc R. Sarni resigned from the Company’s Board of Directors. In January 2007, the Board of Directors elected Richard J. Bliss as a director of the Company. All incumbent directors attended 75% or more of the Board meetings, during the time on which they served on the Board.

The Board of Directors has standing Audit, Compensation and Nominating Committees.

The Audit Committee

The Audit Committee met five times during 2006. From October 2004 through September 2006, the Committee was composed of Brian F. Bremer, Patrick J. Ferrillo and Marc R. Sarni. In September 2006, Marc R. Sarni resigned from the Company’s Board of Directors and Audit Committee. In January 2007, Richard J. Bliss joined the Board of Directors, and was appointed to the Audit Committee to fill the vacancy. All committee members attended 100% of the committee meetings, during the time on which they served as a committee member.

The Audit Committee Charter, as adopted by the Board of Directors on January 27, 2004, grants the Audit Committee sole authority to hire the independent accountants and approve non-audit services. The Committee’s responsibilities include evaluation of significant matters relating to the audit and internal controls of the Company and review of the scope and results of audits by the independent auditors. All of the members of the audit committee are independent as defined in the Nasdaq listing standards. The Board of Directors has determined that Mr. Bremer is an “audit committee financial expert” as defined by the rules of the SEC and each of Messrs. Bremer and Bliss, and Dr. Ferrillo are “independent” for purposes of Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.  At the January 27, 2004 Board of Directors meeting, the Board approved the Audit Committee Charter. The Company’s Audit Committee Charter is available on the Company’s website at www.ydnt.com or free of charge upon written request to Young Innovations, Inc., 13705 Shoreline Court East, Earth City, Missouri 63045, Attn: Secretary.

The Compensation Committee

The Compensation Committee met six times during 2006. From October 2004 through September 2006, the Committee was composed of Brian F. Bremer, Patrick J. Ferrillo and Marc R. Sarni. In September 2006, Marc R. Sarni resigned from the Company’s Board of Directors and Compensation Committee. In January 2007, Richard J. Bliss joined the Board of Directors, and was appointed to the Compensation Committee to fill the vacancy. All committee members attended 100% of the committee meetings, during their tenure on the committee.

The Compensation Committee reviews the Company’s remuneration policies and practices, including executive salaries, compensation and other employee benefits, and administers and determines awards under the Company’s 2006 Long Term Incentive Plan.  All of the members of the Compensation Committee are independent as defined in the Nasdaq listing standards. The Company’s Compensation Committee Charter is available on the Company’s website at www.ydnt.com or free of charge upon written request to Young Innovations, Inc., 13705 Shoreline Court East, Earth City, Missouri 63045, Attn: Secretary.

The Nominating Committee

The Nominating Committee met once in 2006. From October 2004 through September 2006, the Committee was composed of Brian F. Bremer, Patrick J. Ferrillo and Marc R. Sarni. In September 2006, Marc R. Sarni resigned from the Company’s Board of Directors and Nominating Committee. In January 2007, Richard J. Bliss joined the Board of Directors, and was appointed to the Nominating Committee to fill the vacancy. All the members of the Nominating Committee are independent as defined in the Nasdaq listing standards. The Company’s Nominating Committee Charter is available on the Company’s website at www.ydnt.com or free of charge upon written request to Young Innovations, Inc., 13705 Shoreline Court East, Earth City, Missouri 63045, Attn: Secretary.

Annual Meeting Attendance Policy

The Company expects all Board members to attend the annual meeting of shareholders, but from time to time, other commitments may prevent all directors from attending each meeting. All directors, except Mr. Richard J. Bliss, who was not appointed to the Board of Directors until January 2007, attended the most recent annual meeting of shareholders, which was held on May 9, 2006.

Compensation Committee Interlocks and Insider Participation

During 2006, no executive officer of the Company served on the Board of Directors or Compensation Committee of any other company with respect to which any member of the Compensation Committee was engaged as an executive officer. No member of the Compensation Committee was an officer or employee of the Company during 2006, and no member of the Compensation Committee was formerly an officer of the Company.

Director Nominations

The Nominating Committee will consider nomination recommendations from shareholders, which should be addressed to the Company’s Secretary at the Company’s principal executive offices. In order for a shareholder to nominate a candidate for director, under the Company’s Bylaws, timely notice of the nomination must be given in writing to the Secretary. Notice of a nomination must include your name, address and number of shares you own; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws, as well as whether the individual can understand basic financial statements and the candidate’s other board memberships (if any). You must submit the nominee’s consent to be elected and to serve. The Nominating Committee may require any nominee to furnish any other information, within reason, that may be needed to determine the eligibility of the nominee.

As provided in its Charter, the Nominating Committee will follow procedures which the committee deems reasonable and appropriate in the identification of candidates for election to the Board and evaluating the background and qualifications of those candidates. Those processes include consideration of nominees suggested by an outside search firm, incumbent Board members, and shareholders. The committee will seek candidates having experience and abilities relevant to serving as a director of the Company and who represent the best interests of shareholders as a whole and not any specific interest group or constituency. The committee will also consider whether the candidate would be “independent” for purposes of Nasdaq and the rules and regulations of the SEC. The committee may from time to time engage the service of a professional search firm to evaluate potential nominees.

Shareholder Communications with Board of Directors

Shareholders may send communications to Board members by sending a communication to the Board and/or a particular Board member in care of the Company at 13705 Shoreline Court East, Earth City, Missouri 63045, Attn:  Secretary. Communications intended for non-management directors should also be sent in care of the Secretary at the address listed above. All communications will then be forwarded by the Secretary to the appropriate Board members.

Code of Ethics

The Company adopted a Code of Ethics that applies to all executive officers, directors and employees. The Code of Ethics defines each individual’s obligations when representing the Company. The Company’s Code of Ethics is available on the Company’s website at www.ydnt.com or free of charge upon written request to Young Innovations, Inc., 13705 Shoreline Court East, Earth City, Missouri 63045, Attention: Secretary.

DIRECTOR COMPENSATION

Director Compensation In Fiscal Year 2006

	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Brian F. Bremer	$20,500	—	—	—	—	—	$20,500
Patrick J. Ferrillo, Jr.	17,500	—	—	—	—	—	17,500
Marc R. Sarni(1)	12,000	—	—	—	—	—	12,000
George E Richmond(2)	—	—	—	—	—	—	—

(1)             Mr. Sarni resigned as a director in October 2006.

(2)             See Relationships and Related Person Transactions on page 23 for a description of payments made to Mr. Richmond.

Full-time employees of the Company who serve as directors receive only reimbursement of expenses incurred in attending meetings.  Each non-employee director is eligible to receive (i) an annual retainer of $10,000 paid in quarterly installments over the year of service, (ii) $750 per half day of service provided, and (iii) $1,500 per full day of service provided.

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Overview of Compensation Program

The Compensation Committee of the Board (the “Committee”) is responsible for establishing, implementing, approving and reviewing the Company’s compensation philosophy and objectives for our executive officers, including base salary, incentive pay, equity awards and other employee benefits. The Committee also administers and approves all equity compensation, including restricted stock grants, stock option grants and other equity grants, for executive officers and other employees. The Committee is comprised of independent directors as determined under the applicable rules of Nasdaq and the SEC.

Compensation Philosophy and Objectives

The Company’s compensation program is intended to meet two principal objectives: (1) attract, reward and retain executives and other key employees who possess outstanding talent, and (2) provide management with the appropriate incentives for achieving the Company’s short and long-term objectives that enhance shareholder value. To meet these objectives Young has adopted the following overriding policies:

•       establishing short- and long-term strategic, financial and operational objectives for our executives;

•       rewarding executive officers for their efforts in meeting the Company’s strategic, financial and operating goals with annual cash bonuses;

•       providing long-term, stock-based incentives in the form of restricted stock and/or stock option grants to the key employees responsible for creating long-term shareholder value; and

•       paying compensation that is competitive with the compensation offered by companies that have similar growth objectives and operating complexity.

Pay Elements

The Company’s compensation program consists of:

•       base salary;

•       annual cash bonus;

•       long-term equity awards;

•       welfare benefits;

•       retirement benefits;

•       change in control benefits; and

•       perquisites.

The base salary, welfare benefits and retirement benefits are set with the goal of attracting and retaining qualified employees with the necessary skill sets and experience and compensating and rewarding them for the services they perform. The executives participate in the employee benefit plans generally available to our employees, including life insurance, medical, health and disability plans. The executives also participate in our 401(k) plan which is generally available to all other employees.

The annual cash bonus is designed to focus the executives on achieving specified strategic, financial and operating  goals over the short and long-term. The bonus is intended to reward (i) an individual’s performance in fulfilling their responsibilities relative to achieving the Company’s strategic, financial and operating goals for the year, as well as in prior years; and (ii) the individual’s success in strategically positioning their area of responsibility for future growth.

Our equity program is designed to (i) provide incentive and reward achievement of long-term business objectives   by aligning the interests of our executives with those of our shareholders and (ii) retain key employees.

The Company has change in control agreements with certain non-executive key employees in which they receive certain payments in the event of a change in control. In addition, Messrs. Brennan, Herbst, Tarullo and Yaggy and Ms. Boehning have employment agreements pursuant to which they receive certain payments in the event of a change in control of the Company. These agreements are designed to facilitate the Company’s ability to attract and retain key employees of the Company by providing protections commonly offered in the marketplace. These agreements also encourage these employees to be focused on maximizing shareholder value in the event of a change in control. In addition, these agreements are designed to encourage the executive team to remain and execute the change in control transaction, while also rewarding them for their efforts.

The Company also offers limited perquisites to its executives, including participation in our Company-wide medical, dental, life and disability insurance plans, and our 401(K) plan. Executive officers receive an automobile allowance. The Company also pays the premiums on supplemental life and disability insurance policies for Messrs. Brennan and Herbst. These perquisites do not comprise a significant aspect of our executive compensation program.

The Committee believes that these elements have been effective in achieving its compensation objectives. As the business changes over time, the Committee will continue to assess whether any modification to these policies is necessary for attracting, retaining and rewarding the executive and management talent required for executing our growth and operating strategy.

Setting Executive Compensation

The Committee’s primary objective in setting executive compensation levels is to facilitate the hiring and retention of managers capable of capitalizing on our growth opportunities over the long-term, and managing the complexities of a growth company. The Committee reviews the base salary, annual cash bonus and equity program on an annual basis. The Committee reviews the 401(k) plan and the welfare benefits periodically to ensure they remain competitive. In setting  the compensation level for each executive, the Committee takes into account the overall proposed compensation of the executive, as well as the executive’s responsibilities, the executive’s past and expected future contributions to our business, the competitive market, as well as the cost to the Company. The Company has employment agreements with Messrs. Brennan, Herbst, Tarullo and Yaggy, and Ms. Boehning. These agreements are described under the section entitled “Employment Agreements.”

In evaluating and setting the various components of compensation for executive officers, the Compensation Committee considers a number of factors, including market surveys, comparative statistics for similar companies and the use of independent compensation consultants.  Given the size of the Company, the limited number of public companies in the dental manufacturing industry and certain unique characteristics of the Company such as concentrated ownership and relatively high operating margins, the Committee has found it challenging to form a broad list of comparable companies. The Company has surveyed the range of compensation practices for successful growth companies, considering their industry, size, complexity, and growth prospects, including companies listed on Forbes’ America’s 200 Best Small Companies.

Additionally, the Committee applies their professional experience and judgment with respect to compensation levels and structures appropriate for rewarding managers for their services and aligning management interests with the long-term growth objectives of the business.

During 2006, the Committee invested considerable time in reviewing the Company’s executive compensation practices, particularly as they related to securing employment agreements with Messrs. Brennan and Herbst and planning for succession at the executive management level. To accomplish this, the Committee considered those factors described above and consulted with a number of independent advisors. Messrs. Brennan and Herbst signed new employment agreements on January 31, 2007 (see description of these agreements in Employment Agreements on page 17). These agreements are substantially equivalent to the previous agreements with Messrs. Brennan and Herbst, except that they provide for a tax gross-up payment with respect to potential excise taxes due on change of control payments. These adjustments were made based upon a review of the work completed by our independent advisors and a review of compensation practices for companies with similar growth strategies and operating complexity. The Committee intends to continue to work on its evaluation of the Company’s compensation practices and planning for succession at the executive management level.

Role of Executive Officers in Compensation Decisions

The Committee meets with George E. Richmond, Chairman, Alfred E. Brennan, Chief Executive Officer, and Arthur L. Herbst, Jr., President to review the performance of the management team and to obtain recommendations with respect to the Company’s compensation programs and practices for executives, other employees and directors. Messrs. Brennan and Herbst make recommendations to the Committee on base salaries, bonuses and equity awards for the executive team and other employees. The Compensation Committee, in consultation with the Company’s Chairman, makes recommendations regarding the compensation of Messrs. Brennan and Herbst and the aggregate annual cash bonuses and equity grants. The Committee is not bound to accept management’s recommendations and can and does exercise its discretion in modifying any recommended salary adjustments, bonuses or equity awards to executives.

Messrs. Richmond, Brennan and Herbst attend certain of the Committee’s meetings, but the Committee also holds meetings not attended by any members of management or non-independent directors. The final decision on compensation for Messrs. Brennan and Herbst is made by the Committee without Messrs. Brennan and Herbst present. Messrs. Brennan and Herbst have the authority to make base salary adjustments and determine cash bonuses for employees other than the executive team.

The Committee makes all compensation decisions with respect to our named executive officers and approves recommendations regarding equity awards to all employees of the Company.

2006 Executive Compensation Metrics

The principal components of compensation for the named executive officers for the year ended December 31, 2006 were:

•       base salary;

•       annual cash bonus; and

•       equity award grants.

Base Salary.   The Committee typically establishes the base salaries for the named executive officers on an annual basis to reward them for the provision of day-to-day services to the Company. Factors the Committee may rely on in adjusting the base salary of an executive include: the individual’s level of responsibility and performance; the individual’s past and expected contribution toward achieving the

Company’s short- and long-term strategic, financial and operating goals; whether the base salary is competitive with companies in the industries and geographic areas in which the Company competes; and any other information which may be available as to the value of the particular individual’s performance and prospective future services to the Company. The base salaries of Messrs. Brennan and Herbst had remained unchanged during the past three (3) years. Effective December 1, 2006, the Committee increased the base salaries of Messrs. Brennan and Herbst to $450,000 and $360,000, respectively. The increase was based on  (i)  their current and future expected performance, (ii) the Committee’s review of the work of independent advisors and compensation practices for companies with similar growth strategies and operating complexity; and (iii) the fact that their salaries had not been adjusted since 2003.

Annual Cash Bonus.   On an annual basis the Committee reviews the performance of the executive team, including the named executive officers. The Committee considers the following in conducting its performance review and determining the annual cash bonuses for the executive team:

•       operating income;

•       earnings per share;

•       the individual’s performance in fulfilling their responsibilities and their contribution toward achieving the Company’s strategic, financial and operating goals for the year as well as in prior years;

•       the individual’s success in strategically positioning their area of responsibility for future growth;

•       the extent and nature of the individual’s responsibilities; and

•       comparisons with compensation paid to individuals with similar skills and experience.

The Committee believes these factors allow them to incentivize and reward the individuals most responsible for the successful performance of the Company. In 2006, Messrs. Brennan and Herbst did not receive an annual cash bonus due to the Company’s performance with respect to operating income and earnings per share. Ms. Boehning and Mr. Tarullo were each awarded cash bonuses of $40,000 primarily based on their achievement of certain operational goals in 2006.

Long-Term Incentive Compensation.   The purpose of the Company’s 2006 Long-Term Incentive Plan is threefold: (1) link long-term incentive compensation with the creation of shareholder value; (2) increase equity ownership of the executives most responsible for achieving gains in shareholder value so that they are motivated to act like owners of the Company; and (3) provide competitive compensation to the executive team. The Committee typically grants restricted stock and stock options. The amount of the grants to each individual is based on the following:

•       the individual’s responsibilities and potential, and in certain cases, past, contributions to achieving (i) the Company’s long-term strategic, financial and operational goals and (ii) increased shareholder value;

•       compensation paid to comparable executives; and

•       the aggregate impact of such equity grants on earnings per share.

The Committee did not grant any equity awards in 2006. Going forward the Committee intends to make annual equity grants in the first quarter of each fiscal year. In February 2007, the Committee issued (1) an aggregate of 125,200 shares of restricted stock and (2) options to purchase an aggregate of 93,300 shares of common stock to certain employees. The following named executive officers received grants of restricted stock as follows:

Name and Title	No. of Shares of Restricted Stock	Vesting Period
Alfred B. Brennan	40,000	5 years (20% vests on each
Chief Executive Officer		anniversary of grant date)
	17,200	3 years (one-third vests on each anniversary of grant date)
Arthur L. Herbst, Jr.	40,000	5 years (20% vests on each
President		anniversary of grant date)
	17,200	3 years (one-third vests on each anniversary of grant date)
Christine R. Boehning	1,700	3 years (one-third vests on each
Vice President and Chief Financial Officer		anniversary of grant date)
Daniel J. Tarullo	1,700	3 years (one-third vests on each
Vice President		anniversary of grant date)

The vesting of restricted stock grants accelerates in full upon a change of control.

All of the option grants issued in February 2007 have an exercise price of $29.15 per share which represents the closing price of our common stock on February 16, 2007 as reported on Nasdaq. The options were granted as compensation for employment. Ms. Boehning and Mr. Tarullo each received options to purchase 6,700 shares of common stock. These options will vest and become exercisable 33 1/3% on each anniversary of the date of grant, so that the options shall be fully vested on the third anniversary of the date of grant. All of the above options will accelerate in full upon a change of control.

The Committee currently intends that compensation expense of future annual equity grants will approximate 9% of operating income of the Company for the immediately preceding year. We estimate that the 2007 compensation expense attributable to the stock option and restricted share awards granted in February 2007 will be approximately 4% of 2006 operating income.

Retention Bonus.   On February 16, 2007, the Compensation Committee approved the payment of retention bonuses to Messrs. Brennan and Herbst of $450,000 and $360,000, respectively, with respect to their provision of services during the initial term of the employment agreements entered into with each of them on January 31, 2007. With respect to Mr. Brennan’s retention bonus and pursuant to his agreement, in the event his employment agreement is terminated for any reason or he terminates employment for any reason, Mr. Brennan must immediately return to the Company the pro rata portion of the retention bonus based on the number of months remaining between the termination date and the end of the initial term of his employment agreement. Mr. Herbst’s agreement provides that his retention bonus be paid as follows: $120,000 on each of December 15, 2007, December 15, 2008 and December 15, 2009; provided Mr. Herbst is employed by the Company on the particular payment date.

Change of Control Payments.   The Company has entered into change of control agreements with certain key executives. In addition, Messrs. Brennan, Herbst, Tarullo and Yaggy and Ms. Boehning are due payment upon a change in control as set forth in their respective employment agreements. The purpose of these agreements was and is to provide incentive to and reward the key executives with respect to this type of significant transaction as well as to promote continuity and stability of the management team through the completion of such transaction. Information regarding applicable payments to the named executive officers pursuant to such agreement is set forth under the heading “Potential Payments Upon Termination or Change of Control Arrangements” on page 17.

Tax and Accounting Implications

Deductibility of Executive Compensation.   Section 162(m) of the Internal Revenue Code (“Code”) provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under our compensation program is generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for our executive officers. The Company does not expect that Section 162(m) of the Code will limit the deductibility of compensation paid by the Company in 2006.

Accounting for Stock-Based Compensation.   Beginning on January 1, 2006, the Company began accounting for stock-based payments in accordance with the requirements of FASB Statement 123(R).

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Brian F. Bremer, Chairman
Patrick J. Ferrillo, Jr.
Richard Bliss

NAMED EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table shows the compensation for the last fiscal year awarded to or earned by individuals who served as the Company’s chief executive officer or chief financial officer and each of the Company’s three other most highly compensated executive officers during fiscal year 2006.

Name and Principal Position	Year	Salary($)	Bonus($)(1)	Stock Awards($)	Options Awards(#)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)	All Other Compensation ($)(2)	Total($)
Alfred E. Brennan,	2006	$382,692	—	—	—	—	—	$24,568	$407,260
Vice Chairman and Chief
Executive Officer(3)(4)(5)
Arthur L. Herbst, Jr.,	2006	$307,115	—	—	—	—	—	7,500	314,615
President(4)(5)

Christine R. Boehning, Vice President, Chief Financial Officer and Secretary(4)	2006	$160,000	$40,000	—	—	—	—	4,749	204,749
Daniel J. Tarullo, Vice President(4)	2006	$137,692	40,000	—	—	—	—	4,172	181,864
Stephen T. Yaggy, Vice President	2006	$130,000	—	—	—	—	—	4,200	134,200

(1)                Annual bonus amounts were earned and accrued during 2006 and paid in 2007.

(2)                Unless otherwise indicated, the aggregate amount of perquisites and other personal benefits given to each named executive officer valued on the basis of aggregate incremental cost to the Company was less than $10,000.  Unless otherwise indicated, the amounts reflected consist of contributions made by the Company to the 401(k) Plan for each of the officers.

(3)                All other compensation for Mr. Brennan consists of: (i) Company perquisite costs of $17,068, including $8,084 for employer paid premiums for life and disability insurance and $8,984 for personal use of a company owned automobile and (ii) $7,500 for Company contributions to the 401(k) Plan.

(4)                See Long-Term Incentive Compensation under the heading Compensation Discussion and Analysis for details on restricted stock and stock option grants made in February 2007.

(5)                See Retention Bonus under the heading Compensation Discussion and Analysis for details on the payment of a retention bonus paid in February 2007.

Salary and Bonus in Proportion to Total Compensation

As discussed in the Compensation Discussion and Analysis, the payment of bonuses and the issuance of equity compensation vary from year-to-year. The Company believes that its compensation program gives our Named Executive Officers substantial alignment with stockholders, while also permitting the Company to incentivize the Named Executive Officers to pursue short and long-term performance goals. Please see Compensation Discussion and Analysis for a description of the objectives of the Company’s compensation program and overall compensation philosophy.

Outstanding Equity Awards at 2006 Fiscal Year-end

The following table shows the unexercised stock options, unvested restricted stock, and other equity incentive plan awards held at the end of fiscal year 2006 by the executive officers named in the Summary Compensation Table.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested (#)
Alfred E. Brennan(1)	55,588	—	—	$9.29	10/1/2009	—	—	—	—
	121,472	—	—	14.02	10/11/2011	—	—	—	—
	112,500	—	—	35.38	3/1/2015	—	—	—	—
Arthur L. Herbst, Jr.(1)	760	—	—	9.25	10/1/2008	—	—	—	—
	119,254	—	—	14.02	10/11/2011	—	—	—	—
	112,500	—	—	35.38	3/1/2015	—	—	—	—
Christine R. Boehning(1)	30,000	—	—	35.38	3/1/2015	—	—	—	—
Daniel J. Tarullo(1)	7,500	—	—	32.74	12/22/2013	—	—	—	—
	22,500	—	—	35.38	3/1/2015	—	—	—	—
Stephen T. Yaggy	15,000	—	—	9.29	10/1/2009	—	—	—	—
	22,500	—	—	14.02	10/11/2011	—	—	—	—
	12,500	—	—	32.74	12/22/2013	—	—	—	—

(1)                See Long-Term Incentive Compensation under the heading Compensation Discussion and Analysis for details on restricted stock and stock option grants made in February 2007.

Options Granted in Last Fiscal Year

No options were granted in 2006. See Long-Term Incentive Compensation under the heading Compensation Discussion and Analysis for details on restricted stock and stock option grants made in February 2007.

Option Exercises and Stock Vested

The following table summarizes information with respect to stock option awards exercised and restricted stock awards vested during fiscal 2006 for each of the executive officers named in the Summary Compensation Table.

Option Exercises and Stock Vested in Fiscal Year 2006

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise(#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting(#)(3)	Value Realized on Vesting ($)(2)
Alfred E. Brennan	35,000	$846,949	12,000	$427,560
Arthur L. Herbst, Jr.	25,000	613,671	12,000	427,560
Christine R. Boehning	—	—	—	—
Daniel J. Tarullo	—	—	—	—
Stephen T. Yaggy	—	—	—	—

(1)          Includes 35,000 non-qualified stock options exercised and sold by Mr. Brennan and 25,000 non-qualified stock options exercised and sold by Mr. Herbst.

(2)          Value realized represents the difference between the base or exercise price of the option shares and the market price of the option shares on the date the option was exercised, without considering any taxes that may have been owed. The market price was derived from taking the closing price on the date of exercise.

(3)          Includes 12,000 shares of restricted stock vested for both Mr. Brennan and Mr. Herbst. 3,774 shares were repurchased by the Company from Mr. Brennan and Mr. Herbst to pay for taxes attributable to the vested shares.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2006 with respect to shares of the Company’s Common Stock that may be issued under equity compensation plans.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Security Holders	814,974	$23.89	708,700
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	814,974	$23.89	708,700

Employment Agreements and Potential Payments Upon Termination or Change of Control Arrangements

Employment agreement with George E. Richmond

In April 2002, the Company entered into an employment agreement with George E. Richmond pursuant to which Mr. Richmond agreed to perform such duties as may be assigned to him by the Company’s Board or Chief Executive Officer through December 31, 2002. The employment agreement was amended on May 14, 2002 to automatically extend for successive one-year periods unless either party terminates the agreement at least 90 days prior to expiration of the initial term or any successive term. Mr. Richmond’s annual base salary under the agreement is $50,000. In exchange for Mr. Richmond agreeing to lifetime restrictions regarding non-disclosure of Confidential Information (as defined in the agreement), non-competition, and non-inducement, the Company shall pay to Mr. Richmond $50,000 per year for the remainder of Mr. Richmond’s life following the termination of Mr. Richmond’s employment with the Company, for any reason other than termination by the Company with Cause (as defined in the agreement).

Employment agreements with Alfred E. Brennan and Arthur L. Herbst, Jr.

In January 2007, the Company entered into an employment agreement with Alfred E. Brennan pursuant to which Mr. Brennan agreed to serve as the Company’s Chief Executive Officer. The Company also entered into an employment agreement with Arthur L. Herbst, Jr. pursuant to which Mr. Herbst agreed to serve as the Company’s President. These employment agreements expire on January 31, 2010. Following the expiration of the initial term of the employment agreement, the employment agreement automatically extends for successive one year periods unless terminated by the Company at least six months prior to the expiration of any successive term.

During the term, Mr. Brennan and Mr. Herbst will be paid an annual base salary of $450,000 and $360,000, respectively, subject to any upward adjustment approved by the Compensation Committee, and will be eligible to receive an annual, discretionary bonus. During the term, they are also eligible for group life insurance, disability or accident, death or dismemberment insurance, health and welfare benefits, 401(k) benefit plan and other employee benefits available to our employees generally, as well as an automobile allowance and supplemental life and long-term disability benefits.

Potential Payments Upon Termination or Change of Control Arrangements

Following a change of control, Mr. Brennan and Mr. Herbst are entitled to receive the following:

•       A cash payment equal to 2.9999 times their base amount (as such term is used in Section 280G(b)(3) of the Code).

•       If any payment, benefit, or distribution to which Messrs. Brennan and Herbst become entitled are considered “excess parachute payments” under Section 280G of the Code, then the executives will be entitled to an additional payment from the Company in an amount equal to the excise tax imposed by Sections 4999 or 409A of the Code and/or any interest or penalties with respect to such excise tax (excluding any income tax or employment tax imposed upon the additional payment).

If Mr. Brennan’s or Mr. Herbst’s employment is terminated without cause or if Mr. Brennan or Mr. Herbst voluntarily terminate their employment for good reason, except in the case of a change of control, the executive shall receive all amounts of salary and bonus compensation accrued through the date of termination and the full value of all compensation and benefits the executive otherwise would have earned during the term of the agreement. Such amounts shall be reduced by 25% of the salary and bonus compensation earned by the executive under new employment during the period.

If Mr. Brennan or Mr. Herbst voluntarily terminate their employment without good reason, except in the event of a change of control, but give the Company six months prior written notice, then the Company shall pay the executive all amounts of salary accrued through the date of termination, and a lump sum payment equal to the executive’s annual base salary.

If Mr. Brennan or Mr. Herbst’s employment is terminated on account of disability, the executive is eligible to receive:

•       All amounts due under any third party disability policy and the executive’s supplemental disability policy; and

•       Base salary accruing during any eligibility or waiting period under the policy.

If Mr. Brennan or Mr. Herbst’s employment is terminated on account of death, their designated beneficiaries are entitled to receive:

•       All amounts of base salary and bonus compensation accrued as of the executive’s death.

•       Executive’s dependents are entitled to receive fully paid group medical and dental benefits for a period of 90 days; and

•       Benefits accrued on any third party life insurance policy and their supplemental life insurance policy.

Employment agreements with Christine R. Boehning, Daniel J. Tarullo and Stephen T. Yaggy

In June 2006, the Company entered into employment agreements with Christine R. Boehning, the Company’s Vice President and Chief Financial Officer, Daniel J. Tarullo, the Company’s Vice President, and Stephen T. Yaggy, the Company’s Vice President. These employment agreements expire on June 2, 2007. Following the expiration of the initial term of each employment agreement, the employment agreement automatically extends for successive one year periods unless terminated by the Company at least six months prior to the expiration of any successive term.

During the term, Ms Boehning, Mr. Tarullo and Mr. Yaggy will be paid an annual base salary of $160,000, $140,000 and $130,000, respectively, subject to any upward adjustment approved by the Compensation Committee, and are eligible to receive an annual, discretionary bonus. During the term, they are also eligible for group life insurance, disability or accident, death or dismemberment insurance, health and welfare benefits, 401(k) benefit plan, automobile allowance and other employee benefits.

Potential Payments Upon Termination or Change of Control Arrangements

In the event of a change of control, Ms. Boehning, Mr. Tarullo and Mr. Yaggy are entitled to receive a cash payment equal to the sum of the following, provided that the value does not exceed 2.999 times the base amount:

•       Annual base salary in effect at the time of termination; and

•       Maximum bonus compensation for the year in which the change of control occurs.

If Ms. Boehning, Mr. Tarullo or Mr. Yaggy’s employment is terminated on account of death or disability, we are obligated to pay all amounts of base salary, bonus accrued as of the date of termination and any amounts due under any third party disability or life insurance policy. If, during their employment term, Ms. Boehning, Mr. Tarullo or Mr. Yaggy’s employment is terminated with cause or if they terminate their employment without good reason, we are obligated to pay all amounts of base salary (but not bonus compensation) accrued through the date of termination.

If, during their employment term, Ms. Boehning, Mr. Tarullo or Mr. Yaggy’s employment is terminated without cause or if they terminate their employment for good reason, except in connection with a change of control, they are also entitled to receive:

•       Their annual base salary and bonus accrued through the date of termination; and

•       Base salary that would have been earned under the Agreement for the remaining term.

The following Table describes the potential payments and benefits provided upon termination of employment or following a change in control for each of the named executive officers calculated as if the termination occurred on December 31, 2006.

Potential Payments Upon Termination and Following a Change of Control for Fiscal Year 2006

Alfred E. Brennan(1)

Vice Chairman of the Board and Chief Executive Officer

		Voluntary Termination			Involuntary Termination
	Change of Control	Good Reason	Without Good Reason	Retirement	For Cause	Not For Cause	Death and/or Permanent Disability (3)
Compensation:
Cash Compensation(2)	$4,363,904	$618,750	$450,000	—	—	$618,750	—
Stock Options (Unvested and Accelerated)	—	—	—	—	—	—	—
Restricted Stock (Unvested and Accelerated)	—	—	—	—	—	—	—
Benefits and Perquisites:
Health and Welfare Benefits Continuation(4)	—	—	—	—	—	—	—
280G Tax Gross-Up	—	—	—	—	—	—	—
Total	$4,363,904	$618,750	$450,000	—	—	$618,750	—

(1)          Amounts reflect the payments due to Mr. Brennan on December 31, 2006 under his employment contract at that time. The same benefits would accrue under Mr. Brennan’s new employment agreement, signed in January 2007, except for the payment following a change of control. In accordance with Mr. Brennan’s new employment agreement, Mr. Brennan would be eligible to receive a payment of 2.9999x his base amount plus the tax gross-up payment with respect to potential excise taxes due on a change of control.

(2)          Change of control payment is equal to 2.9999x Mr. Brennan’s base amount (as such term is used in Section 280G(b)(3) of the Internal Revenue Code. For Voluntary Termination with Good Reason or For Involuntary Termination Not For Cause, benefit is calculated as the salary and bonus (calculated as the executive’s maximum bonus as determined by the Compensation Committee, which is assumed for purposes of this calcalation as 200% of base salary) due to the executive through the end of the executive’s employment agreement, which was due to expire on June 12, 2007. For Voluntary Termination without Good Reason, Mr. Brennan is eligible to receive one times salary if Mr. Brennan provides six months notice. If Mr. Brennan does not provide six months notice he is not eligible to receive any benefit.

(3)          Excludes amounts payable to the Mr. Brennan or his beneficiaries under the Company’s base life insurance and long-term disability policies. Also excludes amounts payable to Mr. Brennan or his beneficiaries under his supplemental life and long-term disability policies, for which the Company pays the annual premiums.

(4)          Amounts payable for the continuation of health and welfare benefits and other perquisites total less than $10,000.

Arthur L. Herbst, Jr.(1)

President

		Voluntary Termination			Involuntary Termination
	Change of Control	Good Reason	Without Good Reason	Retirement	For Cause	Not For Cause	Death and/or Permanent Disability (3)
Compensation:
Cash Compensation(2)	$3,578,363	$495,000	$360,000	—	—	$495,000	—
Stock Options (Unvested and Accelerated)	—	—	—	—	—	—	—
Restricted Stock (Unvested and Accelerated)	—	—	—	—	—	—	—
Benefits and Perquisites:
Health and Welfare Benefits Continuation(4)	—	—	—	—	—	—	—
280G Tax Gross-Up	—	—	—	—	—	—	—
Total	$3,578,363	$495,000	$360,000	—	—	$495,000	—

(1)          Amounts reflect the payments due to Mr. Herbst on December 31, 2006 under his employment contract at that time. The same benefits would accrue under Mr. Herbst’s new employment agreement, signed in January 2007, except for the payment following a change of control. In accordance with Mr. Herbst’s new employment agreement, Mr. Herbst would be eligible to receive a payment of 2.9999x his base amount plus the tax gross-up payment with respect to potential excise taxes due on a change of control.

(2)          Change of control payment is equal to 2.9999x Mr. Herbst’s base amount (as such term is used in Section 280G(b)(3) of the Internal Revenue Code. For Voluntary Termination with Good Reason or For Involuntary Termination Not For Cause, benefit is calculated as the salary and bonus (calculated as the executive’s maximum bonus as determined by the Compensation Committee, which is assumed for purposes of this calculation as 200% of base salary) due to the executive through the end of the executive’s employment agreement, which was due to expire on June 12, 2007. For Voluntary Termination without Good Reason, Mr. Herbst is eligible to receive one times salary if Mr. Herbst provides six months notice. If Mr. Herbst does not provide six months notice he is not eligible to receive any benefit.

(3)          Excludes amounts payable to the Mr. Herbst or his beneficiaries under the Company’s base life insurance and long-term disability policies. Also excludes amounts payable to Mr. Herbst or his beneficiaries under his supplemental life and long-term disability policies, for which the Company pays the annual premiums.

(4)          Amounts payable for the continuation of health and welfare benefits and other perquisites total less than $10,000.

Christine R. Boehning

Secretary, Vice President and Chief Financial Officer

		Voluntary Termination			Involuntary Termination
	Change of Control	Good Reason	Without Good Reason	Retirement	For Cause	Not For Cause	Death and/or Permanent Disability (2)
Compensation:
Cash Compensation(1)	$320,000	$66,667	—	—	—	$66,667	—
Stock Options (Unvested and Accelerated)	—	—	—	—	—	—	—
Restricted Stock (Unvested and Accelerated)	—	—	—	—	—	—	—
Benefits and Perquisites:
Health and Welfare Benefits Continuation(3)	—	—	—	—	—	—	—
280G Tax Gross-Up	—	—	—	—	—	—	—
Total	$320,000	$66,667	—	—	—	$66,667	—

(1)          Change of control payment is equal to 1.0x Ms. Boehning’s base salary plus maximum bonus (calculated as the executive’s maximum bonus as determined by the Compensation Committee, which is assumed for purposes of this calculation as 100% of base salary). For Voluntary Termination With Good Reason or Involuntary Termination Not For Cause, benefit is calculated as the salary due to the executive through the end of the executive’s employment agreement, which is due to expire on June 2, 2007.

(2)          Excludes amounts payable to the Ms. Boehning or her beneficiaries under the Company’s base life insurance and long-term disability policies.

(3)          Amounts payable for the continuation of health and welfare benefits and other perquisites total less than $10,000.

Daniel J. Tarullo

Vice President

		Voluntary Termination			Involuntary Termination
	Change of Control	Good Reason	Without Good Reason	Retirement	For Cause	Not For Cause	Death and/or Permanent Disability (2)
Compensation:
Cash Compensation(1)	$280,000	$58,333	—	—	—	$58,333	—
Stock Options (Unvested and Accelerated)	—	—	—	—	—	—	—
Restricted Stock (Unvested and Accelerated)	—	—	—	—	—	—	—
Benefits and Perquisites:
Health and Welfare Benefits Continuation(3)	—	—	—	—	—	—	—
280G Tax Gross-Up	—	—	—	—	—	—	—
Total	$280,000	$58,333	—	—	—	$58,333	—

(1)          Change of control payment is equal to 1.0x Mr. Tarullo’s base salary plus maximum bonus (calculated as the executive’s maximum bonus as determined by the Compensation Committee, which is assumed for purposes of this calculation as 100% of base salary). For Voluntary Termination With Good Reason or Involuntary Termination Not For Cause, benefit is calculated as the salary due to the executive through the end of the executive’s employment agreement, which is due to expire on June 2, 2007.

(2)          Excludes amounts payable to the Mr. Tarullo or his beneficiaries under the Company’s base life insurance and long-term disability policies.

(3)          Amounts payable for the continuation of health and welfare benefits and other perquisites total less than $10,000.

Stephen T. Yaggy

Vice President

		Voluntary Termination			Involuntary Termination
	Change of Control	Good Reason	Without Good Reason	Retirement	For Cause	Not For Cause	Death and/or Permanent Disability (2)
Compensation:
Cash Compensation(1)	$260,000	$54,167	—	—	—	$54,167	—
Stock Options (Unvested and Accelerated)	—	—	—	—	—	—	—
Restricted Stock (Unvested and Accelerated)	—	—	—	—	—	—	—
Benefits and Perquisites:
Health and Welfare Benefits Continuation(3)	—	—	—	—	—	—	—
280G Tax Gross-Up	—	—	—	—	—	—	—
Total	$260,000	$54,167	—	—	—	$54,167	—

(1)          Change of control payment is equal to 1.0x Mr. Yaggy’s base salary plus maximum bonus (calculated as the executive’s maximum bonus as determined by the Compensation Committee, which is  assumed for purposes of this calculation as 100% of base salary). For Voluntary Termination With Good Reason or Involuntary Termination Not For Cause, benefit is calculated as the salary due to the executive through the end of the executive’s employment agreement, which is due to expire on June 2, 2007.

(2)          Excludes amounts payable to the Mr. Yaggy or his beneficiaries under the Company’s base life insurance and long-term disability policies.

(3)          Amounts payable for the continuation of health and welfare benefits and other perquisites total less than $10,000.

RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In October 2006, the Company repurchased 3,774 shares from both Alfred Brennan and Arthur Herbst to remit tax withholdings on their restricted stock in lieu of cash payment. Proceeds from each person’s transaction for tax withholdings were approximately $134,000.

On April 1, 2002, the Company entered into a consulting agreement with GER Consulting, Inc. (“GER”) pursuant to which GER provides consulting services to the Company through December 31, 2002. George Richmond is the sole shareholder of GER. Under the terms of the consulting agreement, the Company pays GER $4,167 monthly. During 2006, the Company paid $50,000 in consulting fees to GER under the terms of the consulting agreement. The consulting agreement was amended on May 14, 2002 to automatically extend for successive one-year periods unless either party terminates the agreement 90 days of its initial term or any successive term. The Company also pays Mr. Richmond $50,000 per year in connection with his employment agreement referenced earlier in this proxy statement. In 2006, the Company also paid GER $89,000 for use of its aircraft by Mr. Richmond and certain corporate personnel while working on behalf of the Company.

During 2006, Anne Brennan was employed by the Company as Director of Business Development. Compensation earned by, or paid to, Anne Brennan for 2006 consisted of an annual salary of $124,231 and a cash bonus of $24,000. Anne Brennan is the sister of Mr. Brennan, the Company’s Vice Chairman of the Board and Chief Executive Officer.

The Company has adopted a policy that all transactions between the Company and any affiliated party will be approved by a majority of the members of the Company’s Board of Directors, by a majority of the independent and disinterested Directors and the Audit Committee and will continue to be on terms no less favorable to the Company than terms the Company believes would be available from unaffiliated third parties. All proposed related person transactions are reported to the Chief Executive Officer, President, Chief Financial Officer or Controller, who assist in gathering the relevant information about the transaction, and present the information to the Board of Directors or one of its Committees. The Board of Directors then determines whether the transaction is a related person transaction and approves, ratifies or rejects the transaction.

The Company believes that the terms of each of the above transactions are at least as favorable as those which could have been obtained from unrelated parties.

AUDIT COMMITTEE REPORT

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors, include providing oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent auditors, corporate accountants and management to review accounting, auditing, internal controls and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including senior financial management, and its independent auditors.

We have reviewed and discussed with senior management the Company’s audited financial statements included in the 2006 Annual Report to Shareholders. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and, (ii) have been prepared in conformity with generally accepted accounting principles.

We have discussed with KPMG LLP, our independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires our independent auditors to provide us with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

We have received from KPMG LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between KPMG LLP and the Company that in their professional judgment may reasonably be thought to bear on independence. KPMG LLP has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

Based on the review and discussions described above with respect to the Company’s audited financial statements included in the Company’s 2006 Annual Report to Shareholders, we have recommended to the Board of Directors that such financial statements be included in the Company’s Annual Report on Form 10-K.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of management and the Company’s independent auditors. In giving our recommendation to the Board of Directors, we have relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principals, and (ii) the report of the Company’s independent auditors with respect to such financial statements.

During the year 2006, management updated the documentation and completed the testing and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. We were kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, we received periodic updates provided by management and KPMG at each regularly scheduled Committee meeting. At the conclusion of the process, management provided us with a report on the effectiveness of the Company’s internal control over financial reporting. We also reviewed Management’s Report on Internal Control over Financial Reporting, as well as KPMG’s Report of Independent Registered Public Accounting Firm, which were included in the Company’s Annual

Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC. KPMG’s report related to its audit of (i) the consolidated financial statements, (ii) management’s assessment of the effectiveness of internal control over financial reporting, and (iii) the effectiveness of internal control over financial reporting. We continue to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2007.

Brian F. Bremer, Chairman
Patrick J. Ferrillo, Jr.
Richard J. Bliss

INDEPENDENT AUDITORS

KPMG LLP has been appointed by the Audit Committee to serve as the independent auditors for the Company and its subsidiary corporations for the fiscal year ending December 31, 2007.

The Board of Directors expects that representatives of KPMG LLP will be present at the Annual Meeting to respond to shareholders questions and to have the opportunity to make any statements they consider appropriate.

Set forth below is a summary of certain fees paid or payable to KPMG LLP for services for the years ended December 31, 2006 and December 31, 2005.

	2006	2005
Audit Fees & Reimbursed Expenses	$362,563	$313,566
Audit-Related Fees	—	—
Tax Fees	148,088	171,602
All Other Fees	425,708	5,000
Total	$936,359	$490,168

Below is a description of the nature of services comprising the fees disclosed for each category above.

Audit Fees

The Company estimates that the aggregate fees billed by KPMG LLP for professional services rendered in connection with (i)  the audit of the Company’s annual financial statements set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, (ii) the assessment and audit of the Company’s system of internal control and compliance with the Sarbanes-Oxley Act and (iii)  the review of the Company’s quarterly financial statements set forth in the Corporation’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006, and September 30, 2006, were $362,563. The Company paid KPMG LLP $313,566 for professional services rendered in connection with (i) the audit of the Corporation’s annual financial statements set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, (ii) the assessment and audit of the Company’s system of internal control and compliance with the Sarbanes-Oxley Act and (iii) the review of the Company’s quarterly financial statements set forth in the Corporation’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005, and September 30, 2005.

Audit-Related Fees

The Company did not pay KPMG LLP any audit-related fees in 2006 or 2005.

Tax Fees

Fees of $148,088 in 2006 and $171,602 in 2005 were paid to KPMG LLP by the Company for income tax compliance and consulting services.

All Other Fees

The Company incurred fees for all other services rendered by KPMG LLP totaling $425,708 for 2006 and $5,000 for 2005. For 2006, these fees related to due diligence work performed by KPMG related to acquisitions and 2005 included fees related to discontinued operations.

The Audit Committee has advised the Company it has determined that the non-audit services rendered by the Company’s independent auditors during the years ending December 31, 2006 and December 31, 2005 are compatible with maintaining the independence of such auditors.

Pre-approval of Services by the External Auditor

The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services by the Company’s external auditor. The Audit Committee will consider annually and, if appropriate, approve the provision of audit services by its external auditor and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit Committee will also consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved. The Audit Committee pre-approved all audit and permitted non-audit services by the Company’s external auditors in 2006.

Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at its next regular meeting. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its external auditor.

SHAREHOLDER PROPOSALS

Shareholder proposals intended to be presented at the 2008 Annual Meeting of Shareholders of the Company must be received by the Company at its address stated above by December 11, 2007 to be considered for inclusion in the Company’s proxy statement and proxy relating to such meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

In order for a shareholder to bring other business before a shareholders meeting, notice must be received by the Company at its address stated above by February 25, 2008. Such notice must include various matters regarding the shareholder giving the notice and a description of the proposed business. These requirements are separate from the requirements a shareholder must meet to have a proposal included in the Company’s proxy statement.

OTHER MATTERS

The Board of Directors does not intend to present to the Annual Meeting any business other than the items stated in the “Notice of Annual Meeting of Shareholders” and does not know of any other matters to be brought before or voted upon at the meeting other than those referred to above.  If any other matters properly come before the meeting, it is the intention of the proxies named in the enclosed Proxy to vote the shares represented thereby with respect to such matters in accordance with their best judgment.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE.

By Order of the Board of Directors
Christine R. Boehning
Corporate Secretary

Date:  April 9, 2007

The Company will furnish without charge to each person whose proxy is solicited, and to each person representing that as of the record date for the meeting he or she was a beneficial owner of shares entitled to be voted at the meeting, on written request, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. Such written request should be directed to Young Innovations, Inc., Attention: Ms. Christine R. Boehning, Secretary, 13705 Shoreline Court East, Earth City, Missouri 63045.

↓    Please fold and detach card at perforation before mailing.    ↓

YOUNG INNOVATIONS, INC.	PROXY

This Proxy, when properly executed, will be voted in the manner directed by the shareholder, but if no direction is made, this Proxy will be voted FOR proposal 1.

The signer hereby revokes all proxies heretofore given to vote at said meeting or any adjournment thereof.

Dated:	, 2007

Signature

Signature (if held jointly)

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, trustee or other representative capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer.

PLEASE MARK (ON REVERSE SIDE), SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

↓    Please fold and detach card at perforation before mailing.    ↓

YOUNG INNOVATIONS, INC.

Proxy for the Annual Meeting of Shareholders — May 8, 2007

This Proxy is solicited on behalf of the Board of Directors

The undersigned shareholder of YOUNG INNOVATIONS, INC., a Missouri corporation (the “Company”), hereby constitutes and appoints George E. Richmond and Christine R. Boehning, and each of them, his Attorneys and Proxies (with full power of substitution in each), and authorizes them to represent the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 8, 2007, at 9:00 A.M. and at any adjournment thereof, and to vote the common stock of the Company held by the undersigned as designated below on proposal 1, and in their discretion on all other matters coming before the Meeting.

1.	ELECTION OF DIRECTORS:

	Nominees:	George E. Richmond	Alfred E. Brennan	Brian F. Bremer
		Patrick J. Ferrillo, Jr.	Richard J. Bliss

☐	FOR all nominees listed (except as marked below)	☐	WITHHOLD AUTHORITY to vote for nominees listed above

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), print such nominee’s(s’) name(s) in the space provided below.)

(CONTINUED ON REVERSE SIDE)